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                                                                    Exhibit 99.1

[LOGO]                                                                  NEWS



Unigene Laboratories, Inc.                                     Investor Contact:
110 Little Falls Road                               The Investor Relations Group
Fairfield, NJ  07004                           Lisa Lindberg/Dian Griesel, Ph.D.
www.unigene.com                                              Phone: 212-825-3210
                                                       Email: TheProTeam@aol.com


For Immediate Release

          UNIGENE ENTERS INTO U.S. LICENSE AGREEMENT WITH UPSHER-SMITH
           LABORATORIES FOR NASAL CALCITONIN PRODUCT FOR OSTEOPOROSIS

Fairfield, NJ- December 2, 2002 - Unigene Laboratories, Inc. (OTCBB:UGNE) and Upsher-Smith Laboratories, Inc. today announced the signing of a $10 million exclusive U.S. licensing agreement to market Unigene's patented nasal formulation of calcitonin for the treatment of osteoporosis.

Under the terms of the agreement, Unigene has received an up-front payment of $3 million from Upsher-Smith and will be eligible to receive milestone payments and royalty payments on product sales. Unigene will be responsible for manufacturing the product at its Boonton, New Jersey facility and will sell finished calcitonin product to Upsher-Smith. Upsher-Smith will package the product and will distribute it nationwide.

This is Unigene's second license agreement in the field of osteoporosis. In April 2002, Unigene announced a $150 million license agreement with GlaxoSmithKline for the development of an oral parathyroid hormone (PTH) product.

"Unigene has developed an important calcitonin product for the treatment of osteoporosis, which affects millions of Americans," said Ian Troup, President and COO of Upsher-Smith Laboratories. "We look forward to bringing our expertise in the marketing and distribution of high-quality pharmaceuticals to our partnership with Unigene - and we look forward to bringing Unigene's calcitonin therapy to physicians and patients."

"We are very pleased to be working with Upsher-Smith, an experienced pharmaceutical company with great capabilities in marketing branded generics," commented Dr. Warren P. Levy, President and CEO of Unigene. "We believe that the enthusiasm and commercialization strategies of Upsher-Smith for this product will provide an outstanding opportunity for marketing this product. Furthermore, the agreement provides another important validation for our patented manufacturing and delivery technologies and their broad applicability to therapeutic peptides."

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About Upsher-Smith Laboratories

Founded in 1919, Upsher-Smith Laboratories, Inc. is a rapidly growing, fully-integrated pharmaceutical company and a recognized leader in the sales and marketing of cardiovascular and dermatological products. The company develops, manufactures and markets prescription pharmaceutical products and is actively involved in licensing innovative compounds that are currently in clinical development. For more information about Upsher-Smith Laboratories, call
1.800.328.3344 or visit www.upsher-smith.com.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Unigene's patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene's patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics.














Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are
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or other characterizations of future events or circumstances, including any
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risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in
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and uncertainties include the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Unigene's cash flow, market acceptance risks, technical development risks and other risk factors detailed in Unigene's Securities and Exchange Commission filings.